100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

March 7, 2018

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Re:    Sun Communities, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration for resale by selling stockholders named in a supplement to the prospectus (the “Prospectus Supplement”) to the Company’s registration statement on Form S-3 (the “Registration Statement”), File No. 333-204911, filed on March 2, 2018 with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company, under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 258,061 shares (the “Shares”) of the Company’s common stock, $0.01 par value.

The Prospectus Supplement, along with the prospectus (the “Prospectus”) included in the Registration Statement, will be furnished to potential purchasers of the Shares to be offered for sale by the selling stockholders named in the Prospectus Supplement. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.    the charter of the Company, certified on the date hereof as being true, correct and complete copies thereof, by the Secretary of the Company (the “Charter Documents”);

B.    the bylaws of the Company, certified on the date hereof as being true, correct and complete copies thereof, by the Secretary of the Company (the “Bylaws”);

C.    the Registration Statement, the Prospectus and the Prospectus Supplement in the form in which they were filed with the SEC;

D.    a certified copy of consent resolutions of the Board of Directors of the Company regarding certain matters addressed in this opinion (the “Resolutions”);

E.    a certificate of the Maryland State Department of Assessments and Taxation dated March 6, 2018 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

F.    a copy of the Agreement and Plan of Merger among Western Media, Inc. (and certain shareholders thereof), the Company and Sun WM Acquisition, LLC, dated as of July 7, 2017, pursuant to which Western Media, Inc. was merged with and into Sun WM Acquisition, LLC (the “Merger”);

G.    a certificate of the Company regarding certain matters related to the Merger and the issuance, sale and ownership of the Shares, and certain other factual matters (the “Certificate”); and

H.    such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we reviewed or relied upon are accurate and complete; (v) that the Charter, the Bylaws and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such.

the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies),

We have also assumed that: (i) at the time of the issuance of the Shares, the Company or its transfer agent recorded in the Company’s stock ledger the names of the persons to whom the Shares were issued; (ii) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient; and (iii) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the

Company, including certifications made in the Certificate, and (c) in any documents we have reviewed, are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable
The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:    /s/ Kenneth B. Abel .
Kenneth B. Abel
Authorized Representative